AGREEMENT AND PLAN OF REORGANIZATION


     This Agreement and Plan of Reorganization ("the Agreement"), dated as of the 28th day of January, 2000, by and between Multi Media Industries Corporation, a Utah corporation ("MMIC") and Eccount, Inc, a California corporation ("Eccount") and the shareholders of Eccount("Shareholders"), with reference to the following:

     A. MMIC is a Utah corporation organized in 1981. MMIC has authorized capital stock of 100,000,000 shares, $.001 par value, of which 73,927,532 shares are currently issued and outstanding.

     B. Eccount, Inc. is a privately held corporation organized under the laws of the State of California on February 3, 1999.

     C. The respective Boards of Directors of MMIC and Eccount have deemed it advisable and in the best interests of MMIC and Eccount that Eccount be acquired by MMIC, pursuant to the terms and conditions set forth in this Agreement.

     D. MMIC and Eccount propose to enter into this Agreement which provides among other things that all of the outstanding shares of Eccount be acquired by MMIC, in exchange for shares of MMIC and such additional items as more fully described in the Agreement.

     E. The parties desire the transaction to qualify as a tax-free reorganization under Section 368 (a)(1)(B) of the Internal Revenue Code of 1986, as amended.

     NOW, THEREFORE, the parties hereto agree as follows:

                              ARTICLE 1
                           THE ACQUISITION

     1.01 At the Closing, a total of 10,000 common shares, which represents all of the outstanding shares of Eccount shall be acquired by MMIC in exchange for 12,000,000 restricted post- split common shares of MMIC. The shares of MMIC to be issued in this transaction shall be issued as set forth in Exhibit A to this Agreement.

     1.02 At the Closing, the Eccount shareholders will deliver certificates for the outstanding shares of Eccount , duly endorsed so as to make MMIC the sole holder thereof, free and clear of all claims and encumbrances and MMIC shall deliver a transmittal letter directed to the transfer agent of MMIC directing the issuance of shares to the shareholders of Eccount as set forth on Exhibit A of this Agreement.

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     1.03  Following the reorganization, the reverse split, and the acquisition as set forth in section D of this Agreement, there will be a total of 18,118,128 shares, $.001 par value, issued and outstanding in MMIC.

     1.04 Following the reorganization, Eccount will be a wholly owned subsidiary of MMIC.

                              ARTICLE 2
                             THE CLOSING

     2.01 The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at 136 East South Temple, Suite 1700-A, Salt Lake City, UT 84111 on or before January 31, 2000, (the "Closing Date") or at such other place or date and time as may be agreed to in writing by the parties hereto.

                              ARTICLE 3
               REPRESENTATIONS AND WARRANTIES OF MMIC

     MMIC hereby represents and warrants to Eccount as follows:

     3.01 MMIC shall deliver to Eccount, on or before Closing, each of the following:

          (a) Financial Statements. Audited financial statements of MMIC including, but not limited to, balance sheets and profit and loss statements from fiscal year end 1998, and unaudited financial statements of September 30, 1999 prepared in accordance with generally accepted accounting principles and which fairly present the financial condition of MMIC at the dates thereof. (Schedule A)

          (b) Property. An accurate list and description of all property, real or personal, owned by MMIC of a value equal to or greater than $1,000.00. (Schedule B.)

          (c) Liens and Liabilities. A complete and accurate list of all material liens,encumbrances, easements, security interests or similar interests in or on any of the assets listed on Schedule A. (Schedule C.) A complete and accurate list of all debts, liabilities and obligations of MMIC incurred or owing as of the date of this Agreement. (Schedule C.1.)

          (d) Leases and Contracts. A complete and accurate list describing all material terms of each lease (whether of real or personal property) and each contract, promissory note, mortgage, license, franchise, or other written agreement to which MMIC is a party which involves or can reasonably be expected to involve aggregate future payments or receipts by MMIC (whether by the terms of such lease, contract, promissory note, license, franchise or other written agreement or as a result of a guarantee of the payment of or indemnity against the failure to pay same)of $1,000.00 or more annually during the twelve-month period ended December 31, 1999, or any consecutive twelve-month period thereafter, except any of said instruments which terminate or are cancelable without penalty during such twelve-month period.  (Schedule D.)

          (e) Loan Agreements. Complete and accurate copies of all loan agreements and other documents with respect to obligations of MMIC for the repayment of borrowed money. (Schedule E.)

          (f) Consents Required. A complete list of all agreements wherein consent to the transaction herein contemplated is required to avoid a default thereunder; or where notice of such transaction is required at or subsequent to closing, or where consent to an acquisition, consolidation, or sale of all or substantially all of the assets is required to avoid a default thereunder. (Schedule F.)

          (g) Articles and Bylaws. Complete and accurate copies of the Certificate and Articles of Incorporation and Bylaws of MMIC together with all amendments thereto to the date hereof. (Schedule G.)

          (h) Shareholders. A complete list of all persons or entities holding capital stock of MMIC or any rights to subscribe for, acquire, or receive shares of the capital stock of MMIC (whether warrants, calls, options, or conversion rights), including copies of all stock option plans whether qualified or nonqualified, and other similar agreements. (Schedule H.)

          (i) Officers and Directors. A complete and current list of all Officers and Directors of MMIC. (Schedule I.)

          (j) Salary Schedule. A complete and accurate list (in all material respects) of the names and the current salary rate for each present employee of MMIC who received $1,000.00 or more in aggregate compensation from MMIC whether in salary, bonus or otherwise, during the year 1999, or who is presently scheduled to receive from MMIC a salary in excess of $1,000.00 during the year ending December 1999, including in each case the amount of compensation received or scheduled to be received, and a schedule of the hourly rates of all other employees listed according to departments. (Schedule J.)

          (k) Litigation. A complete and accurate list (in all material respects) of all material civil, criminal, administrative, arbitration or other such proceedings or investigations (including without limitations unfair labor practice matters, labor organization activities,environmental matters and civil rights violations) pending or, to theknowledge of MMIC threatened, which may materially and adversely affect MMIC. (ScheduleK.)

          (l) Tax Returns. Accurate copies of all Federal and State tax returns for MMIC for the last fiscal year. (Schedule L.)

          (m) Agency Reports. Copies of all material reports or filings (and a list of the categories of reports or filings made on a regular basis) made by MMIC under ERISA, EEOC, FDA and all other governmental agencies (federal, state or local) during the last fiscal year. (Schedule M.)

          (n) Banks. A true and complete list (in all material respects), as of the date of this Agreement, showing (1) the name of each bank in which MMIC has an account or safe deposit box, and (2) the names and addresses of all signatories. (Schedule N.)

          (o) Jurisdictions Where Qualified. A list of all jurisdictions wherein MMIC is qualified to do business and is in good standing.
(Schedule O.)

          (p)  Subsidiaries.   A complete list of all subsidiaries of MMIC.
(Schedule  P.)   The term "Subsidiary" or "Subsidiaries" shall include
corporations, unincorporated associations, partnerships, joint ventures, or similar entities in which MMIC has an interest, direct or indirect.

          (q) Union Matters. An accurate list and description (in all material respects) of all union contracts and collective bargaining agreements of MMIC, if any. (Schedule Q.)

          (r) Employee and Consultant Contracts. A complete and accurate list of all employee and consultant contracts which MMIC may have, other than those listed in the schedule on Union Matters. (Schedule R.)

          (s) Employee Benefit Plans. Complete and accurate copies of all salary, stock options, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, disability, death benefit or other benefit plans, trust agreements or arrangements of MMIC in effect on the date hereof or to become effective after the date thereof, together with copies of any determination letters issued by the Internal Revenue Service with respect thereto. (Schedule S.)

          (t) Insurance Policies. A complete and accurate list (in all material respects) and a description of all material insurance policies naming MMIC as an insured or beneficiary or as a loss payable payee or for which MMIC has paid all or part of the premium in force on the date hereof, specifying any notice or other information possessed by MMIC regarding possible claims thereunder, cancellation thereof or premium increases thereon, including any policies now in effect naming MMIC as beneficiary covering the business activities of MMIC. (Schedule T.)

          (u) Customers. A complete and accurate list (in all material respects) of the customers of MMIC, including presently effective contracts of MMIC to beassigned to MMIC, accounting for the principle revenues of MMIC, indicating the dollar amounts of gross income of each such customer for the period ended December 31, 1998. (Schedule U.)

          (v)  Licenses and Permits.  A complete list of all licenses, permits
and other authorizations of MMIC.   (Schedule V.)

     3.02  Organization, Standing and Power.   MMIC is a corporation duly
organized, validly existing and in good standing under the laws of the State of Utah with all requisite corporate power to own or lease its properties and carry on its businesses as are now being conducted.

     3.03 Qualification. MMIC is duly qualified and is licensed as a foreign corporation authorized to do business in each jurisdiction wherein it conducts its business operations. Such jurisdictions, which are the only jurisdictions in which MMIC is duly qualified and licensed as a foreign corporation, are shown in Schedule O.

     3.04 Capitalization of MMIC. The authorized capital stock of MMIC consists of 100,000,000 shares of Common Stock, $.001 par value, of which the only shares issued and outstanding will be 6,118,128, which shares were or will be duly authorized,validly issued and fully paid and nonassessable. There are no preemptive rights with respect to the MMIC stock.

     3.05 Authority. The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate actions, including but not limited to duly and validly authorized action and approval by the Board of Directors, on the part of MMIC. This Agreement constitutes the valid and binding obligation of MMIC enforceable against it in accordance with its terms, subject to the principles of equity applicable to the availability of the remedy of specific performance. ThisAgreement has been duly executed by MMIC and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of MMIC's Certificate and Articles of Incorporation or Bylaws or of any other agreement, court order or instrument to which MMIC is a party or bound by.

     3.06 Absence of Undisclosed Liabilities. MMIC has no material liabilities of any nature, whether fixed, absolute, contingent or accrued, which were not reflected on the financial statements set forth in Schedule A or otherwise disclosed in this Agreement or any of the Schedules or Exhibits attached hereto. As of the Closing, MMIC shall have no assets or liabilities other than those resulting from the acquisition of Eccount and those resulting from the acquisitions identified in Paragraph B of this Agreement.

     3.07 Absence of Changes. Since September 30, 1999 there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, earnings or business of MMIC, except for changes resulting from completion of those transactions described in Section 5.01.

     3.08 Tax Matters. All taxes and other assessments and levies which MMIC is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper government authorities or are held by MMIC in separate bank accounts for such payment or are represented by depository receipts, and all such withholdings and collections and all other payments due in connection therewith (including, without limitation, employment taxes, both the employee's and employer's share) have been paid over to the government or placed in a separate and segregated bank account for such purpose. There are no known deficiencies in income taxes for any periods and further, the representations and warranties as to absence of undisclosed liabilities contained in Section 3.06 includes any and all tax liabilities of whatsoever kind or nature (including, without limitation, all federal, state, local and foreign income, profit, franchise, sales, use and property taxes) due or to become due, incurred in respect of or measured by MMIC income or business prior to the Closing Date.

     3.09 Options, Warrants, etc. Except as otherwise described in Schedule H, there are no outstanding options, warrants, calls, commitments or agreements of any character to which MMIC or its shareholders are a party or by which MMIC or its shareholders are bound, or are a party, calling for the issuance of shares of capital stock of MMIC or any securities representing the right to purchase or otherwise receive any such capital stock of MMIC.

     3.10 Title to Assets. Except for liens set forth in Schedule C, MMIC is the sole unconditional owner of, with good and marketable title to, all assets listed in the schedules as owned by it and all other property and assets are free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever.

     3.11  Agreements in Force and Effect.  Except as set forth in Schedules
D and E, all material contracts, agreements, plans, promissory notes, mort-gages, leases, policies, licenses, franchises or similar instruments to which MMIC is a party are valid and in full force and effect on the date hereof, and MMIC has not breached any material provision of, and is not in default in any material respect under the terms of, any such contract, agreement, plan, promissory note, mortgage, lease, policy, license, franchise or similar instrument which breach or default would have a material adverse effect upon the business, operations or financial condition of MMIC.

     3.12 Legal Proceedings, Etc. Except as set forth in Schedule K, there are no civil, criminal, administrative, arbitration or other such proceedings or investigations pending or, to the knowledge of either MMIC or the shareholders thereof, threatened, in which, individually or in the aggregate, an adverse determination would materially and adversely affect the assets, properties, business or income of MMIC. MMIC has substantially complied with, and is not in default in any material respect under, any laws, ordi-nances, requirements, regulations or orders applicable to its businesses.

     3.13 Governmental Regulation. To the knowledge of MMIC and except as set forth in Schedule K, MMIC is not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality which violation or default could have a material adverse effect upon the business, operations or financial condition of MMIC.

     3.14  Brokers and Finders.   MMIC shall be solely responsible for
payment to any broker or finder retained by MMIC for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein.

     3.15 Accuracy of Information. No representation or warranty by MMIC contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to Eccount pursuant hereto or in connection with the transactions contemplated hereby (including without limitation all Schedules and exhibits hereto) contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

     3.16 Subsidiaries. Except as listed in Schedule P, MMIC does not have any other subsidiaries or own capital stock representing ten percent (10%) or more of the issued and outstanding stock of any other corporation.

     3.17 Consents. Except as listed in Schedule F, no consent or approval of, or registration, qualification or filing with, any governmental authority or other person is required to be obtained or accomplished by MMIC or any shareholder thereof in connection with the consummation of the transactions contemplated hereby.

     3.18 Improper Payments. Neither MMIC, nor any person acting on behalf of MMIC has made any payment or otherwise transmitted anything of value, directly or indirectly, to (a) any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of MMIC (b) any customer, supplier or competitor of MMIC or employee of such customer, supplier or competitor, for the purpose of obtaining, retaining or directing business for MMIC or (c) any political party or any candidate for elective political office nor has any fund or other asset of MMIC been maintained that was not fully and accurately recorded on the books of account of MMIC.

     3.19 Copies of Documents. MMIC has made available for inspection and copying by Eccount and its duly authorized representatives, and will continue to do so at all times, true and correct copies of all documents which it has filed with the Securities and Exchange Commission and all other governmental agencies which are material to the terms and conditions contained in this Agreement. Furthermore, all filings by MMIC with the Securities and Exchange Commission, and all other governmental agencies, including but not limited to the Internal Revenue Service, have contained information which is true and correct, to the best knowledge of the Board of Directors of MMIC, in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse effect upon the financial condition or operations of MMIC or adversely effect the objectives of this Agreement with respect to Eccount including, but not limited to, the issuance and subsequent trading of the shares of common stock of MMIC to be received hereby, subject to compliance by the shareholders of Eccount with applicable law.

                              ARTICLE 4
                  REPRESENTATIONS AND WARRANTIES OF
                            ECCOUNT, INC.

 Eccount  hereby represents and warrants to MMIC as follows:

 4.01  Eccount  shall deliver to MMIC, on or before Closing, the following:

       (a) Financial Statements. Audited balance sheet of Eccount as of its inception, through a current date. (Schedule AA)

       (b) Property. An accurate list and description of all property, real or personal owned by Eccount of a value equal to or greater than $1,000.00. (Schedule BB)

       (c) Liens and Liabilities. A complete and accurate list of all material liens, encumbrances, easements, security interests or similar interests in or on any of the assets listed on Schedule AA. (Schedule CC.) A complete and accurate list of all debts, liabilities and obligations of Eccount incurred or owing as of the date of this Agreement. (ScheduleCC.1.)

       (d) Leases and Contracts. A complete and accurate list describing all material terms of material leases (whether of real or personal property) and each contract, promissory note, mortgage, license, franchise, or other written agreement to which Eccount is a party which involves or can reasonably be expected to involve aggregate future payments or receipts by Eccount (whether by the terms of such lease, contract, promissory note, license, franchise or other written agreement or as a result of a guarantee of the payment of or indemnity against the failure to pay same) of $1,000.00 or more annually during the twelve-month period ended December 31, 1999 or any consecutive twelve-month period thereafter, except any of said instruments which terminate or are cancelable without penalty during such twelve-month period. (Schedule DD.)

      (e) Loan Agreements. Complete and accurate copies of all loan agreements and other documents with respect to obligations of Eccount for the repayment of borrowed money. (Schedule EE.)

      (f)    Consents  Required.   A  complete  list  of  all  agreements
wherein consent to the transaction herein contemplated is required to avoid a default thereunder; or where notice of such transaction is required at or subsequent to closing, or where consent to an acquisition, consolidation, or sale of all or substantially all of the assets is required to avoid a default thereunder. (Schedule FF.)

     (g) Articles and Bylaws. Complete and accurate copies of the Articles of Incorporation and Bylaws of Eccount, together with all amendments thereto to the date hereof. (Schedule GG.)

     (h) Shareholders. A complete list of all persons or entities holding capital stock of Eccount or any rights to subscribe for, acquire, or receive shares of the capital stock of Eccount (whether warrants, calls, options, or conversion rights), including copies of all stock option plans whether qualified or nonqualified, and other similar agreements. (Schedule HH.)

     (i) Officers and Directors. A complete and current list of all officers and Directors of Eccount. (Schedule II.)

     (j) Salary Schedule. A complete and accurate list (in all material respects) of the names and the current salary rate or each present employee of Eccount who received $1,000 or more in aggregate compensation from Eccount whether in salary, bonus or otherwise, during the year 1999, or who is presently scheduled to receive from Eccount a salary in excess of $1,000.00 during the year ending December 31, 2000, including in each case the amount of compensation received or scheduled to be received, and a schedule of the hourly rates of all other employees listed according to departments. (Schedule JJ.)

      (k)  Litigation.  A complete and accurate list (in all material
respects)  of   all material civil, riminal, administrative, arbitration
or other such proceedings or investigations (including without imitations unfair abor practice matters, labor organization activities, environmental matters and civil rights violations) pending or, to the knowledge of Eccount threatened, which may materially and adversely affect Eccount.
(Schedule KK.)

      (l) Tax Returns. Accurate copies of all Federal and State tax returns for Eccount, if any. (Schedule LL.)

      (m) Agency Reports. Copies of all material reports or filings (and a list of the categories of reports or filings made on a regular basis) made by Eccount under ERISA, EEOC, FDA and all other governmental agencies (federal, state or local). (Schedule MM.)

      (n) A true and complete list (in all material respects), as of the date of this Agreement, showing (1) the name of each bank in which Eccount has an account or safe deposit box, and (2) the names and addresses of all signatories. (Schedule NN.)

      (o) Jurisdictions Where Qualified. A list of all jurisdictions wherein Eccount is qualified to do business and is in good standing. (Schedule OO.)

      (p) Subsidiaries. A complete list of all subsidiaries of Eccount. (Schedule PP.) The term "Subsidiary" or "Subsidiaries" shall include corporations, unincorporated associations, partnerships, joint ventures, or similar entities in which Eccount has an interest, direct or indirect.

      (q) Union Matters. An accurate list and description (in all material respects of union contracts and collective bargaining agreements of Eccount, if any. (Schedule QQ.)

      (r) Employee and Consultant Contracts. A complete and accurate list of all employee and consultant contracts which Eccount may have, other than those listed in the schedule on Union Matters. (Schedule RR.)

      (s) Employee Benefit Plans. Complete and accurate copies of all salary, stock option, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, disability, death benefit or other benefit plans, trust agreements or arrangements of Eccount in effect on the date hereof or to become effective after the date thereof, together with copies of any determin-ation letters issued by the Internal Revenue Service with respect thereto. (Schedule SS.)

       (t) Insurance Policies. A complete and accurate list (in all material respects) and description of all material insurance policies naming Eccount as an insured or beneficiary or as a loss payable payee or for which Eccount has paid all or part of the premium in force on the date hereof, specifying any notice or other information possessed by Eccount regarding possible claims thereunder, cancellation thereof or premium increases thereon, including any policies now in effect naming Eccount as beneficiary covering the business activities of Eccount. (Schedule TT.)

       (u) Customers. A complete and accurate list (in all material respects) of the customers of Eccount, including all presently effective contracts of Eccount to be assigned to Eccount, accounting for the principle revenues of Eccount, indicating the dollar amounts of gross revenues of each such customer for the period ended December 31, 1999. (Schedule UU.)

       (v) Licenses and Permits. A complete list of all licenses, permits and other authorizations of Eccount. (Schedule VV.)

     4.02 Organization, Standing and Power. Eccount is a corporation duly organized, validly existing and in good standing under the laws of the State of California with all requisite corporate power to own or lease its properties and carry on its business as is now being conducted.

     4.03 Qualification. Eccount is duly qualified and licensed as a foreign corporation authorized to do business in each jurisdiction wherein it conducts business operations. Such jurisdictions, which are the only jurisdictions in which Eccount is duly qualified and licensed as a foreign corporation, is shown in Schedule OO.

     4.04 Capitalization of Eccount. The authorized capital stock of Eccount consists of 100,000 shares of Common Stock, of which the only shares issued and outstanding are 10,000 shares issued to the shareholders listed on Schedule HH, which shares were duly authorized, validly issued and fully paid and nonassessable. There are no preemptive rights with respect to the Eccount stock.

     4.05 Authority. The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action, including but not limited to duly and validly authorized action and approval by the Board of Directors, on the part of Eccount. This Agreement constitutes the valid and binding obligation of Eccount, enforceable against it in accordance with its terms, subject to the principles of equity applicable to the availability of the remedy of specific performance. This Agreement has been duly executed by\ Eccount and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of Eccount 's Articles of Incorporation or Bylaws or of any other agreement, court order or instrument to which Eccount is a party or bound.

     4.06 Absence of Undisclosed Liabilities. Eccount has no material liabilities of any nature, whether fixed, absolute, contingent or accrued, which were not reflected on the financial statements set forth in Schedule AA or otherwise disclosed in this Agreement or any of the Schedules or Exhibits attached hereto.

     4.07 Absence of Changes. Since the date of inception, there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, earnings or business of Eccount, except for changes resulting from completion of those transactions described in Section
5.02.

     4.08  Tax Matters.  All taxes and  other  assessments  and  levies which Eccount  is required by law to withhold or  to  collect  have been duly withheld and collected, and have been paid over to the proper government authorities or are held by Eccount  in  separate bank  accounts for such payment or are represented by  depository  receipts, and all such
withholdings and collections and all other payments   due  in  connection
therewith (including, without limitation, employmenttaxes, both the employee's and employer's share) have been paid over to the government or placed in a separate and segregated bank account for such purpose. There are no known deficiencies in income taxes for any periods and further, the representations and warranties as to absence of undisclosed liabilities contained in Section 4.06 includes any and all tax liabilities of whatsoever kind or nature (including, without limitation, all federal, state, local and foreign income, profit, franchise, sales, use and property taxes) due or to become due, incurred in respect of or measured by Eccount income or business prior to the Closing Date.

     4.09 Options, Warrants, etc. Except as otherwise described in Schedule HH, there are no outstanding options, warrants, calls, commitments or agreements of anycharacter to which Eccount or its shareholders are a party or by which Eccount or its shareholders are
bound, or are a party, calling for the issuance of shares  of   capital
stock of Eccount or any securities representing the right to purchase or otherwise receive any such capital stock of Eccount.

     4.10  Title  to Assets.  Except for liens  set forth in Schedule
CC, Eccount is the sole and unconditional owner of, with good and marketable title to, all the assets and patents listed in the schedules as owned by them and all other property and assets are free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever.

     4.11 Agreements in Force and Effect. Except as set forth in Schedules DD and EE, all material contracts, agreements, plans, promissory notes, mortgages, leases, policies, licenses, franchises or similar instruments to which Eccount is a party are valid and in full force and effect on the date hereof, and Eccount has not breached any material provision of, and is not in default in any material respect under the terms of, any such contract, agreement, plan, promissory note,
mortgage,  lease,   policy, license, franchise or similar instrument which
breach or default would have a material adverse effect upon the business, operations or financial condition of Eccount.

     4.12 Legal Proceedings, Etc. Except as set forth in Schedule KK, there are no civil, criminal, administrative, arbitration or other such proceedings or investigations pending or, to the knowledge of Eccount , threatened, in which, individually or in the aggregate, an adverse
determination would materially and adversely affect  the assets,   properties,
business  or  income of  Eccount .  Eccount   has  substantially  complied
with, and is not in default in any material respect under, any laws, ordinances, requirements, regulations or orders applicable to its businesses.

     4.13 Governmental Regulation. To the knowledge of Eccount and except as set forth in Schedule KK, Eccount is not in violation of or in default with respect to any applicable law or any applicable rule, regulation,
order,  writ or decree of any court or any governmental    commission, board,
bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality which violation or default could have a material adverse effect upon the business, operations or financial condition of Eccount.

     4.14 Broker and Finders. Eccount shall be solely responsible for payment to any broker or finder retained by Eccount for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein.

     4.15 Accuracy of Information. No representation or warranty by Eccount contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to MMIC pursuant hereto or in connection with the transactions contemplated hereby
(including   without limitation  all Schedules and Exhibits hereto) contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

     4.16 Subsidiaries. Except as listed in Schedule PP, Eccount does not have any other subsidiaries or own capital stock representing ten percent (10%) or more of the issued and outstanding stock of any other corporation.

     4.17 Consents. Except as listed in Schedule FF, no consent or approval of, or registration, qualification or filing with, any other governmental authority or other person is required to be obtained or accomplished by Eccount or any shareholder thereof, in connection with the consummation of the transactions contemplated hereby.

     4.18 Improper Payments. No person acting on behalf of Eccount has made any payment or otherwise transmitted anything of value, directly or indirectly, to (a) any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of Eccount , or (b) any political party or any candidate for elective political office, nor has any fund or other asset of Eccount been maintained that was not fully and accurately recorded on the books of account of Eccount.

     4.19 Copies of Documents. Eccount has made available for inspection and copying by MMIC and its duly authorized representatives, and will continue to do so at all times, true and correct copies of all documents which it has filed with any governmental agencies which are material to the terms and conditions contained in this Agreement. Furthermore, all filings by Eccount with governmental agencies, including but not limited to the Internal Revenue Service, have contained information which is true and correct in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse effect upon the financial condition or operations of Eccount or adversely affect the objectives of this Agreement.

     4.20 Investment Intent of Shareholders. Each shareholder of Eccount represents and warrants to MMIC that the shares of MMIC being acquired pursuant to this Agreement are being acquired for his own account and for investment and not with a view to the public resale or distribution of
such  shares  and   further  acknowledges that the shares  being  issued
have  not been  registered  under  the  Securities  Act  and   are
"restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.

                              ARTICLE 5
                CONDUCT AND TRANSACTIONS PRIOR TO THE
                  EFFECTIVE TIME OF THE ACQUISITION

     5.01  Conduct and Transactions of MMIC.   During  the period  from the
date hereof to the date of  Closing,  MMIC shall:

          (a) Conduct its operations in the ordinary course of business, including but not limited to, paying all obligations as they mature, complying with all applicable tax laws, filing all tax returns required to be filed and paying all taxes due;

          (b) Maintain its records and books of account in a manner that fairly and correctly reflects its income, expenses, assets and liabilities;

          (c) Make a one for twelve reverse split of the outstanding shares of MMIC.

     MMIC shall not during such period, except in the ordinary course of business, without the prior written consent of Eccount :

          (a) Except as otherwise contemplated or required by this Agreement, sell, dispose of or encumber any of its properties or assets;

          (b) Declare or pay any dividends on shares of its capital stock or make any other distribution of assets to the holders thereof;

          (c) Except as set forth in paragraph 5.01(c) above, issue, reissue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue, reissue or sell, any shares of its capital stock or acquire or agree to acquire any shares of its capital stock;

          (d) Except as otherwise contemplated and required by this Agreement, amend its Articles of Incorporation or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

          (e) Except as contemplated or required by this Agreement, pay or incur any obligation or liability, direct or contingent, of more than $1,000, excluding the acquisitions identified in Paragraph B of this Agreement;

          (f) Incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other party, or make loans or advances to any other party, excluding the acquisitions identified in Paragraph B of this Agreement;

          (g)    Make  any  material  change in its insurance  coverage;

          (h) Increase in any manner the compensation, direct or indirect, of any of its officers or executive employees; except in accordance with existing employment contracts;

          (i) Enter into any agreement or make any commitment to any labor union or organization;

          (j) Make any capital expenditures, excluding the acquisitions identified in Paragraph B of this Agreement.

          (k) Obtain approval of the shareholders of MMIC to change the Name of MMIC to WorldNet Resources Group, Inc. and reverse split the outstanding common shares of MMIC on a one share for twelve share basis.

          (l) Obtain resignations from three directors of the board of directors of MMIC and appoint three nominees of Eccount to fill the vacancies on the board of directors of MMIC at the Closing.

     5.02 Conduct and Transactions of Eccount . During the period from the date hereof to the date of Closing, Eccount shall:

          (a) Obtain an investment letter from each shareholder of Eccount in a form substantially like that attached hereto as Exhibit B.

          (b) Conduct the operations of Eccount in the ordinary course of business.

     Eccount shall not during such period, except in the ordinary course of business, without the prior written consent of MMIC:

          (a)   Except as otherwise contemplated or  required  by  this
Agreement,  sell, dispose  of  or  encumber  any  of   the  properties or
assets of Eccount;

          (b) Declare or pay any dividends on shares of its capital stock or make any other distribution of assets to the holders thereof;

          (c) Issue, reissue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue, reissue or sell, any shares of its capital stock or acquire or agree to acquire any shares of its capital stock;

          (d) Except as otherwise contemplated and required by this Agreement, amend its Articles of Incorporation or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

          (e) Except as otherwise contemplated and required by this Agreement, pay or incur any obligation or liability, direct or contingent, of more than $1,000;

          (f) Incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other party, or make loans or advances to any other party;

          (g)    Make  any  material change in its insurance coverage;

          (h) Increase in any manner the compensation, direct or indirect, of any of its officers or executive employees; except in accordance with existing employment contracts;

          (i) Enter into any agreement or make any commitment to any labor union or organization;

          (j)  Make any material capital expenditures.

          (k) Allow any of the foregoing actions to be taken by any subsidiary of Eccount .

                              ARTICLE 6
                        RIGHTS OF INSPECTION

     6.01 During the period from the date of this Agreement to the date of Closing of the acquisition, MMIC and Eccount agree to use their best efforts to give theother party, including its representatives and agents, full access to the premises, books and records of each of the entities, and to furnish the other with such financial and operating data and other information including, but not limited to, copies of all legal documents and instruments referred to on any schedule or exhibit hereto, with respect to the business and properties of MMIC or Eccount, as the case may be, as the other shall from time to time request; provided, however, if there are any such investigations: (1) they shall be conducted in such manner as not to unreasonably interfere with the operation of the business of the other parties and (2) such right of inspection shall not affect in any way whatsoever any of the representations or warranties given by the respective parties hereunder. In the event of termination of this Agreement, MMIC and Eccount will each return to the other all documents, work papers and other materials obtained from the other party in connection with the transactions contemplated hereby, and will take such other steps necessary to protect the confidentiality of such material.

                              ARTICLE 7
                        CONDITIONS TO CLOSING

     7.01 Conditions to Obligations of Eccount. The obligation of Eccount to perform this Agreement is subject to the satisfaction of the following conditions on or before the Closing unless waived in writing by Eccount .

          (a) Representations and Warranties. There shall be no information disclosed in the schedules delivered by MMIC which in the opinion of Eccount would materially adversely affect the proposed transaction and intent of the parties as set forth in this Agreement. The representations and warranties of MMIC set forth in Article 3 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

          (b) Performance of Obligations. MMIC shall have in all material respects performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing and MMIC shall have complied in all material respects with the course of conduct required by this Agreement.

          (c) Corporate Action. MMIC shall have furnished minutes, certified copies of corporate resolutions and/or other documentary evidence satisfactory to counsel for Eccount that MMIC has submitted with this Agreement and any other documents required hereby to such parties for approval as provided by applicable law.

          (d) Consents. Execution of this Agreement by the shareholders of Eccount and any consents necessary for or approval of any party listed on any Schedule delivered by MMIC whose consent or approval is required pursuant thereto shall have been obtained.

          (e) Financial Statements. Eccount shall have been furnished with audited financial statements of MMIC including, but not limited to, balance sheets and profit and loss statements from fiscal year end 1998 and unaudited financial statements of September 30, 1999. Such financial statements shall have been prepared in conformity with generally accepted accounting principles on a basis consistent with those of prior periods and fairly present the financial position of MMIC as of the periods stated.

          (f) Statutory Requirements. All statutory requirements for the valid consummation by MMIC of the transactions contemplated by this Agreement shall have been fulfilled.

          (g)  Governmental  Approval.   All  authorizations, consents,
approvals, permits and orders of all federal and state governmental agencies required to be obtained by MMIC for consummation of the transactions contemplated by this Agreement shall have been obtained.

          (h) Changes in Financial Condition of MMIC. There shall not have occurred any material adverse change in the financial condition or in the operations of the business of MMIC, except expenditures in furtherance of this Agreement, excluding the acquisitions identified in Paragraph B of this Agreement.

          (i) Absence of Pending Litigation. MMIC is not engaged in or threatened with any suit, action, or legal, administrative or other proceedings or governmental investigations pertaining to this Agreement or the consummation of the transactions contemplated hereunder.

          (j)  Authorization for Issuance of Stock.   Eccount  shall  have
received in form and substance satisfactory to counsel for Eccount a letter instructing and authorizing the Registrar and Transfer Agent for the shares of common stock of MMIC to issue stock certificates representing ownership of MMIC common stock to Eccount shareholders in accordance with the terms of this Agreement and a letter from said Registrar and Transfer Agent acknowledging receipt of the letter of instruction and stating to the effect that the Registrar and Transfer Agent holds adequate supplies of stock certificates necessary to comply with the letter of instruction and the terms and conditions of this Agreement.

     7.02 Conditions to Obligations of MMIC. The obligation of MMIC to perform this Agreement is subject to the satisfaction of the following conditions on or before the Closing unless waived in writing by MMIC.

          (a) Representations and Warranties. There shall be no information disclosed in the schedules delivered by Eccount, which in the opinion of MMIC, would materially adversely affect the proposed transaction and intent of the parties as set forth in this Agreement. The representations and warranties of Eccount set forth in Article 4 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

          (b) Performance of Obligations. Eccount shall have in all material respects performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing and Eccount shall have complied in all respects with the course of conduct required by this Agreement.

          (c)   Corporate Action.  Eccount  shall have furnished minutes,
certified  copies  of corporate   resolutions   and/or   other   documentary
evidence satisfactory to Counsel for MMIC that Eccount has submitted with this Agreement and any other documents required hereby to such parties for approval as provided by applicable law.

          (d) Consents. Any consents necessary for or approval of any party listed on any Schedule delivered by Eccount, whose consent or approval is required pursuant thereto, shall have been obtained.

          (e) Financial Statements. MMIC shall have been furnished with audited balance sheet of Eccount as of its inception through a current date.

          (f)   Statutory Requirements. All statutory requirements for  the
valid  consummation by  Eccount   of   the transactions  contemplated  by
this Agreement shall  have  been fulfilled.

          (g)    Governmental  Approval.    All   authorizations, consents,
approvals, permits and orders of all federal and  state  governmental
agencies  required to  be  obtained  by Eccount   for consummation  of the
transactions contemplated by this Agreement shall have been obtained.

          (h) Employment Agreements. Existing Eccount employment agreements will have been delivered to counsel for MMIC.

          (i) Changes in Financial Condition of Eccount . There shall not have occurred any material adverse change in the financial condition or in the operations of the business of Eccount, except expenditures in furtherance of this Agreement.

          (j) Absence of Pending Litigation. Eccount is not engaged in or threatened with any suit, action, or legal, administrative or other proceedings or governmental investigations pertaining to this Agreement or the consummation of the transactions contemplated hereunder.

          (k)   Shareholder Approval.   The Eccount shareholders shall have
approved the Agreement and Plan of Reorganization.

          (l) Funding Commitment. MMIC shall have received from Eccount a funding commitment from a source provided by Eccount to raise between $1,000,000 and $5,000,000 for MMIC, with an amount of not less than $1,000,000 to be received by MMIC on or before Closing.

                              ARTICLE 8
                    MATTERS SUBSEQUENT TO CLOSING

     8.01 Covenant of Further Assurance. The parties covenant and agree that they shall, from time to time, execute and deliver or cause to be
executed  and  delivered all  such   further instruments  of conveyance,
transfer, assignments, receipts and other instruments, and shall take or cause to be taken such further or other actions as the other party or parties to this Agreement may reasonably deem necessary in order to carry out the purposes and intent of this Agreement.

     8.02 The parties shall use their best efforts to completed the funding of MMIC pursuant to the funding commitment delivered to MMIC from Eccount.

     8.03 The parties shall cooperate to have MMIC complete and file a Form 10-SB with the Securities and Exchange Commission to register the common shares of MMIC under section 12(g) of the Exchange Act of 1934, as soon as reasonably practical following the Closing.


                              ARTICLE 9
                NATURE AND SURVIVAL OF REPRESENTATIONS

     9.01 All statements contained in any written certificate, schedule, exhibit or other written instrument delivered by MMIC or Eccount pursuant hereto, or otherwise adopted by MMIC, by its written approval, or by Eccount by its written approval, or in connection with the transactions  contemplated hereby,  shall  be  deemed  representations  and
warranties   by MMIC or  Eccount  as the case may be.  All  representations, warranties and agreements made by either party shall survive for the period of the applicable statute of limitations and until the discovery of any claim, loss, liability or other matter based on fraud, if longer.

                             ARTICLE 10
     TERMINATION OF AGREEMENT AND ABANDONMENT OF REORGANIZATION

     10.01 Termination. Anything herein to the contrary notwithstanding, this Agreement and any agreement executed as required hereunder and the acquisition contemplated hereby may be terminated at any time before the Closing as follows:

          (a) By mutual written consent of the Boards of Directors of MMIC and Eccount.

          (b) By the Board of Directors of MMIC if any of the conditions set forth in Section 7.02 shall not have been satisfied by the Closing Date.

          (c) By the Board of Directors of Eccount if any of the conditions set forth in Section 7.01 shall not have been satisfied by the Closing Date.

     10.02 Termination of Obligations and Waiver of Conditions; Payment of Expenses. In the event this Agreement and the acquisition are terminated and abandoned pursuant to this Article 10 hereof, this Agreement shall become void and of no force and effect and there shall be
no liability on the part of any of  the parties   hereto,  or  their
respective directors,   officers, shareholders  or controlling persons to
each other.   Each  party hereto will  pay  all  costs  and expenses
incident  to   its negotiation  and  preparation of this Agreement and
any  of  the documents   evidencing  the  transactions  contemplated
hereby, including fees, expenses and disbursements of counsel.

                             ARTICLE 11

                EXCHANGE OF SHARES; FRACTIONAL SHARES

     11.01 Exchange of Shares. At the Closing, MMIC shall issue a letter to the transfer agent of MMIC with a copy of the resolution of the Board of Directors of MMIC authorizing and directing the issuance of MMIC shares as set forth on Exhibit A to this Agreement.

     11.02 Restrictions on Shares Issued to Eccount . Due to the fact that Eccount will receive shares of MMIC common stock in connection with the acquisition which have not been registered under the 1933 Act by virtue of the exemption provided in Section 4(2) of such Act, those shares of MMIC will contain the following legend:

               The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be sold or offered for sale in the absence of an effective Registration Statement for the shares under the Securities Act of 1933 or an opinion
          of counsel to the Corporation   that   such registration is
          required.

                             ARTICLE 12
                            MISCELLANEOUS

     12.01 Construction. This Agreement shall be construed and enforced in accordance with the laws of the State of Utah excluding the conflicts of laws.

     12.02 Notices. All notices necessary or appropriate under this Agreement shall be effective when personally delivered or deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, and addressed to the parties last known address which addresses are currently as follows:

          If to "MMIC"                  If to "Eccount "

          MMIC Corporation                   Eccount, Inc.
          140 West 9000 South, Suite 3       12910 Culver Boulevard, Suite I
          Sandy, Utah 84070                   Los Angeles, California 90066

          With copies to:

          Ronald L. Poulton, Esq.
          136 East South Temple, Suite 1700-A
          Salt Lake City, UT 84111

     12.03 Amendment and Waiver. The parties hereby may, by mutual agreement in writing signed by each party, amend this Agreement in any
respect.   Any  term  or  provision  of  this

Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof, such waiver right shall include, but not be limited to, the right of either party to:

          (a) Extend the time for the performance of any of the obligations of the other;

          (b) Waive any inaccuracies in representations by the other contained in this Agreement or in any document delivered pursuant hereto;

          (c) Waive compliance by the other with any of the covenants contained in this Agreement, and performance of any obligations by the other; and

          (d) Waive the fulfillment of any condition that is precedent to the performance by the party so waiving of any of its obligations under this Agreement. Any writing on the part of a party relating to such amendment, extension or waiver as provided in this Section 12.03 shall be valid if authorized or ratified by the Board of Directors of such party.

     12.04 Remedies not Exclusive. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by MMIC or Eccount shall not constitute a waiver of the right to pursue other available remedies.

     12.05 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     12.06 Benefit. This Agreement shall be binding upon, and inure to the benefit of, the respective successors and assigns of MMIC and Eccount and its shareholders.

     12.07  Entire Agreement.  This Agreement and the Schedules and
Exhibits attached hereto, represent the entire agreement of the undersigned regarding the subject matter hereof, and supersedes all prior written or oral understandings or agreements between the parties.

     12.08 Each Party to Bear its Own Expense. MMIC and Eccount shall each bear their own respective expenses incurred in connection with the negotiation, execution, closing, and performance of this Agreement, including counsel fees and accountant fees.

     12.09 Captions and Section Headings. Captions and section headings used herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

Executed as of the date first written above.

"MMIC"                                  "Eccount "

Multi Media Industries Corporation      Eccount, Inc.
a Utah corporation                      a California Corporation

By: /s/ Robert C. Stenquist                  By: /s/ Stephen Brown
Robert C. Stenquist, Secretary/Treasurer          Stephen Brown, President

     The undersigned hereby approves the Agreement and Plan of Reorganization with MultiMedia Industries Corporation. The undersigned hereby represents and warrants that the undersigned has read the Agreement and Plan of Reorganization with Multi Media Industries Corporation and understands its terms and conditions.

Shareholders of Eccount, Inc.



/s/ Stephen Brown
Stephen Brown